                                                                    EXHIBIT 1.2
===============================================================================




                          VOTING AND OPTION AGREEMENT



                                 by and among



                      TECHNICAL SERVICES PARTNERS, L.P.,

                    WARBURG, PINCUS EQUITY PARTNERS, L.P.,

             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.,

             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

                                      and

             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

                                  dated as of

                               January 18, 1999




===============================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                              ARTICLE I.
Section 1.1. Representations and Warranties of the Stockholder.............................................       1
Section 1.2. Representations and Warranties of Purchasers..................................................       2

                                             ARTICLE II.

Section 2.1. Transfer of the Shares........................................................................       4
Section 2.2. Adjustments ..................................................................................       4

                                            ARTICLE III.

Section 3.1. Voting Agreement .............................................................................       4
Section 3.2. No Solicitation ..............................................................................       5

                                             ARTICLE IV.

Section 4.1. Grant of Option...............................................................................       6
Section 4.2. Exercise of Option............................................................................       6
Section 4.3. Termination of Option.........................................................................       7
Section 4.4. Conditions to Closing.........................................................................       7
Section 4.5. Closing ......................................................................................       8
Section 4.6. Registration Rights...........................................................................       8

                                             ARTICLE V.

Section 5.1. Termination ..................................................................................       9
Section 5.2. Expenses .....................................................................................       9
Section 5.3. Further Assurances............................................................................       9
Section 5.4. Publicity ....................................................................................       9
Section 5.5. Enforcement of the Agreement..................................................................       9
Section 5.6. Miscellaneous  ...............................................................................       9

                                      (i)

                            TABLE OF DEFINED TERMS

                                                                                                               Page
                                                                                                               ----
Agreement .................................................................................................       1
Closing ...................................................................................................       6
Closing Date ..............................................................................................       1
Common Stock ..............................................................................................       1
Company Purchase Agreement ................................................................................       1
Exercise Notice ...........................................................................................       6
Exercise Price ............................................................................................       6
HSR Act ...................................................................................................       2
Lien.......................................................................................................       2
Manager....................................................................................................       8
Per Share Amount...........................................................................................       6
Permitted Offering.........................................................................................       8
Purchaser..................................................................................................       1
Purchaser Conflict ........................................................................................       3
Purchaser Option ..........................................................................................       6
Purchaser Owned Shares ....................................................................................       8
Purchasers ................................................................................................       1
Registrable Securities ....................................................................................       8
Registration Notice .......................................................................................       8
Securities Act ............................................................................................       4
Shares ....................................................................................................       1
Stockholder ...............................................................................................       1
Stockholder Conflict ......................................................................................       2
Stockholder Purchase Agreement ............................................................................       1
Subject Shares ............................................................................................       1
Trigger Event .............................................................................................       6
TSP .......................................................................................................       1
TSP/Walston Agreement .....................................................................................       1
Walston Shares ............................................................................................       1

                                     (ii)

          VOTING AND OPTION AGREEMENT, dated as of January 18, 1999 (this "Agreement"), by and among Warburg, Pincus Equity Partners, L.P., a Delaware
----------
limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Dutch limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Dutch limited partnership and Warburg, Pincus Netherlands Equity Partners III, C.V., a Dutch limited partnership (each, a "Purchaser", and collectively,
                                            ---------
"Purchasers"), and Technical Services Partners, L.P., a Delaware limited
-----------
partnership ("TSP") (the "Stockholder").
              ---         -----------

          WHEREAS, the Stockholder is the record and beneficial owner of 4,552,502 shares (the "Shares") of common stock, $.01 par value per share (the
                       ------
"Common Stock"), of Four Media Company, a Delaware corporation (the "Company");
 ------------                                                        -------
and

          WHEREAS, pursuant to an agreement with Robert T. Walston (the "TSP/Walston Agreement"), Mr. Walston is the beneficial owner of 1,432,875 of
 ---------------------
the Shares (the "Walston Shares"; the Shares excluding the Walston Shares are
                 --------------
referred to herein as the "Subject Shares"); and
                           --------------

          WHEREAS, Purchasers and the Company have entered into a Securities Purchase Agreement, dated as of the date hereof (the "Company Purchase
                                                      ----------------
Agreement"), which provides, among other things, that, upon the terms and
---------
subject to the conditions therein, Purchasers will purchase from the Company and the Company will sell to Purchasers 6,582,607 shares of Common Stock and will issue a warrant to purchase an additional 1,100,000 shares of Common Stock; and

          WHEREAS, Purchasers and the Stockholder have entered into a Stock Purchase Agreement, dated as of the date hereof (the "Stockholder Purchase
                                                      --------------------
Agreement"), which provides, among other things, that upon the terms and subject
---------
to the conditions therein, Purchasers will purchase from the Stockholder and the Stockholder will sell to Purchasers the Subject Shares.

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                                  ARTICLE I.

          Section 1.1.   Representations and Warranties of the Stockholder.  The
                         -------------------------------------------------
Stockholder represents and warrants to Purchasers, as of the date hereof and as of the closing under the Company Purchase Agreement (the "Closing Date"), as
                                                          ------------
follows:

          (a) This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by Purchasers and the Company, is a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation (each, a "Lien") on any Shares (collectively, a "Stockholder
                     ----                                   -----------
Conflict") under, (i) any contract, commitment, agreement, understanding,
--------
arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound, to the extent such Stockholder Conflict would be reasonably likely to affect the Stockholder's ability to consummate the transactions contemplated hereby or (ii) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder, to the extent such Stockholder Conflict would be reasonably likely to affect the Stockholder's ability to consummate the transactions contemplated hereby.

          (c) To the knowledge of the Stockholder, neither the execution and delivery of this Agreement nor the performance by the Stockholder of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Stockholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or the federal securities laws.
                 -------

          Section 1.2.   Representations and Warranties of Purchasers.  Each
                         --------------------------------------------
Purchaser jointly and severally represents and warrants to the Stockholder and the Company, as of the date hereof and as of the Closing Date, as follows:

          (a) Each Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

          (b) This Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by each Purchaser and, assuming the due execution and delivery of this Agreement by the Stockholder and of such other Transaction Documents by the other parties thereto, are the valid and binding obligations of each Purchaser, enforceable against each Purchaser in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) Neither the execution and delivery of this Agreement nor the performance by each Purchaser of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under (collectively, a "Purchaser Conflict"), (i) its certificate of limited
                  ------------------
partnership, partnership agreement or comparable instrument, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Purchaser is a party or by which such Purchaser is bound to the extent such Purchaser Conflict would materially affect such Purchaser's ability to consummate the transactions contemplated under this Agreement or the Stockholder Purchase Agreement or (iii) any injunction, judgment, writ, decree, order or ruling applicable to such Purchaser to the extent such Purchaser Conflict would materially affect such Purchaser's ability to consummate the transactions contemplated under this Agreement or the Stockholder Purchase Agreement.

          (d) Neither the execution and delivery of this Agreement nor the performance by each Purchaser of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to such Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any corporation, Person, firm, Governmental Entity (as such term is defined in the Company Purchase Agreement) or public or judicial authority, other than any required notices or filings with the Federal Communications Commission or pursuant to the HSR Act or the federal securities laws.

          (e) Any Subject Shares acquired upon exercise of the Purchaser Option (as defined in Section 4.1 of this Agreement) will be acquired for such Purchaser's own account, for investment purposes only and will not be, and the Purchaser Option is not being, acquired by such Purchaser with a view to public distribution thereof in violation of any applicable provisions of the Securities Act of 1933, as amended (the "Securities Act").
                              --------------

                                  ARTICLE II.

          Section 2.1.   Transfer of the Shares.  During the term of this
                         ----------------------
Agreement, except as otherwise provided herein or in the Stockholder Purchase Agreement, the Stockholder will not (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Subject Shares, (b) acquire any shares of Common Stock or other securities of the Company (otherwise than in connection with a transaction of the type described in Section 2.2 of this Agreement), (c) deposit the Subject Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect to the Subject Shares, (d) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any shares of Common Stock or any other securities of the Company or (e) amend, modify or terminate or cause any amendment, modification or termination of the TSP/Walston Agreement.

          Section 2.2.   Adjustments.
                         -----------

          (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Subject Shares or the like or any other action that would have the effect of changing the Stockholder's ownership of the Company's capital stock or other securities or
(ii) the Stockholder becomes the beneficial owner of any additional shares of Common Stock or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause
(ii), as though they were Subject Shares hereunder.

          (b) The Stockholder hereby agrees, while this Agreement is in effect, promptly to notify Purchasers of the number of any new shares of the Common Stock acquired by the Stockholder, if any, after the date hereof.

                                 ARTICLE III.

          Section 3.1.   Voting Agreement.  The Stockholder, by this Agreement,
                         ----------------
does hereby constitute and appoint Purchasers, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as its true and lawful attorney and proxy for and in its name, place and stead, to vote all of the Shares and any other shares of Common Stock beneficially owned at the time of such vote, at any annual, special or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the laws of the State of Delaware may require or permit) (x) in favor of approval and adoption of the Company Purchase Agreement, the Company Voting Matters (as defined in the Company Purchase Agreement) and the other transactions contemplated thereby and (y) against (a) any Takeover Proposal (as defined in the Company Purchase Agreement), (b) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Company Purchase Agreement and (c) the following actions (other than the other transactions contemplated by the Company Purchase Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a substantial amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries;
(iii) (A) any change in a majority of the persons who constitute the Board of Directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof; (C) any other material change in the Company's corporate structure or business; or
(D) any other action that, in the case of each of the matters referred to in clauses (iii)(A), (B) and (C) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by this Agreement, the Stockholder Purchase Agreement and the Company Purchase Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and the Stockholder declares that it is irrevocable during and for the term of this Agreement. The Stockholder hereby revokes all and any other proxies with respect to the Shares that it may have heretofore made or granted and agrees that no other writing or instrument shall be required in order to grant the proxy and rights to Purchasers granted hereby.

          Section 3.2.   No Solicitation.  The Stockholder will not, directly or
                         ---------------
indirectly, through any agent, financial advisor, attorney, accountant or other representative or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a sale or transfer of any of the Shares or a Takeover Proposal or (ii) participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a sale or transfer of any of the Shares or a Takeover Proposal. The Stockholder shall immediately advise Purchasers in writing of the receipt of a request for information or any inquiries or proposals relating to a sale or transfer of any of the Shares or a Takeover Proposal. Notwithstanding the foregoing, this
Section 3.2 shall not restrict any designee of the Stockholder to the Company's Board of Directors from fulfilling its fiduciary duties as such a director pursuant to Section 5 of the Company Purchase Agreement.

                                  ARTICLE IV.

          Section 4.1.   Grant of Option.  The Stockholder hereby grants
                         ---------------
Purchasers an irrevocable option (the "Purchaser Option") to purchase for cash,
                                       ----------------
in the manner set forth below, all but not less than all of the Subject Shares beneficially owned by the Stockholder at a price (the "Exercise Price") per
                                                       --------------
Share equal to $7.50 per Share (the "Per Share Amount"). In the event of any
                                     ----------------
stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like, the Per Share Amount and the Exercise Price will be appropriately adjusted for the purpose of this Section 4.1.

          Section 4.2.   Exercise of Option.
                         ------------------

          (a) Subject to the conditions set forth in Section 4.4 hereof, the Purchaser Option may be exercised by Purchasers, in whole but not in part, at any time after the occurrence of any Trigger Event (as defined below) until the termination of the Purchaser Option set forth in Section 4.3. The Company shall notify Purchasers and the Stockholder promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company is not a condition to the right of Purchasers to exercise the Purchaser Option. In the event Purchasers wish to exercise the Purchaser Option, Purchasers shall deliver to the Stockholder a written notice of such exercise (the "Exercise Notice"). The closing of a purchase of Subject Shares (a
      ---------------
"Closing") will occur at a place, on a date and at a time designated by
 -------
Purchasers in the Exercise Notice delivered at least two and not more than five Business Days (as defined in the Company Purchase Agreement) prior to the date of the Closing.

          (b)  A "Trigger Event" means (provided Purchasers are not in material
                  -------------
breach of their representations, warranties or covenants set forth in Section
1.3 hereof or in any Transaction Document) any one of the following: (a) the Company Purchase Agreement is terminated under circumstances that could entitle Purchasers to the Termination Fee/Expense Reimbursement (as defined in Section 10.2(b) of the Company Purchase Agreement), (b) a tender or exchange offer for some or all of the shares of Common Stock shall have been publicly proposed to be made or shall have been made by another person, or (c) it shall have been publicly disclosed or Purchasers shall have otherwise learned that (i) any person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than Purchasers, shall have acquired or proposed to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company (including the Common Stock), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company other than as disclosed in a Schedule 13D or 13G on file with the Securities and Exchange Commission on December 31, 1998, (ii) any such person or group which, prior to December 31, 1998, had filed a Schedule 13D or 13G with the Securities and Exchange Commission shall have acquired or proposed to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, constituting 5% or more of any such class or series, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company (including the Common Stock) constituting 5% or more of any such class or series; (iii) any person (other than Purchasers) shall have filed a Notification and Report Form under the HSR Act, or made a public announcement reflecting an intent to acquire the Company or any assets or securities of the Company; or (iv) any person or group (other than Purchasers) shall have entered into or offered to enter into a definitive agreement or an agreement in principle with respect to a merger, consolidation or other business combination with the Company.

          Section 4.3.   Termination of Option.  The Purchaser Option will
                         ---------------------
terminate upon the earliest to occur of: (i) the consummation of the transactions contemplated by the Company Purchase Agreement, (ii) the termination of the Company Purchase Agreement other than upon or during the continuance of a Trigger Event; or (iii) September 30, 1999 (or if, at the expiration of such period the Purchaser Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten Business Days after such impediment to exercise has been removed or has become final and not subject to appeal but in no event later than December 31, 1999). Upon the giving by Purchasers to the Stockholder of the Exercise Notice and the tender of the aggregate Exercise Price, Purchasers will be deemed to be the holders of record of the Subject Shares transferable upon such exercise, notwithstanding that the stock transfer books of the Company are then closed or that certificates representing such Subject Shares have not been actually delivered to Purchasers.

          Section 4.4.   Conditions to Closing.  The obligation of the
                         ---------------------
Stockholder to sell the Subject Shares to Purchasers hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act, applicable to the sale of the Subject Shares or the acquisition of the Subject Shares by Purchasers hereunder, have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or other governmental body or authority, if any, required in connection with sale of the Subject Shares or the acquisition of the Subject Shares by Purchasers hereunder have been obtained or made; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale or acquisition is in effect.

          Section 4.5.   Closing.  At any Closing, (a) the Stockholder will
                         -------
deliver to Purchasers or their designee a certificate or certificates in definitive form representing the number of Subject Shares designated by Purchasers in their Exercise Notice, such certificate or certificates with stock powers endorsed in blank or to be registered in the name of Purchasers or their designee and (b) Purchasers will deliver to the Stockholder by wire transfer of immediately available funds the aggregate Exercise Price for the Subject Shares being purchased. The Company will pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4.5 in the name of Purchasers or their designee.

          Section 4.6.   Registration Rights.
                         -------------------

          (a) (i) Following termination of the Company Purchase Agreement, Purchasers may by written notice (the "Registration Notice") to the Company,
                                       -------------------
which Registration Notice the Purchasers shall concurrently send to the Stockholder, request the Company to register under the Securities Act all or any part of the shares of Common Stock acquired under the Purchaser Option (the "Purchaser Owned Shares" and such Purchaser Owned Shares requested to be
-----------------------
registered for sale, the "Registrable Securities") pursuant to a bona fide firm
                          ----------------------
commitment underwritten public offering in which Purchasers and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable (a "Permitted Offering"). The Registration Notice will
                           ------------------
include a certificate executed by Purchasers and their proposed managing underwriter, which underwriter will be an investment banking firm of nationally recognized standing (the "Manager"), stating that (A) they have a good faith
                          -------
intention to commence promptly a Permitted Offering and (B) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 85% of the then Fair Market Value of such shares.

          (b) The Company shall use reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities pursuant to the terms of the Registration Rights Agreement, dated the date hereof, between Purchasers and the Company.

                                   ARTICLE V.

          Section 5.1.   Termination.  This Agreement will terminate, except for
                         -----------
Article IV hereof which will only terminate as and when provided therein, on the earliest to occur of (A) the termination of the Company Purchase Agreement, (B) the consummation of the transactions contemplated by the Company Purchase Agreement, (C) the mutual agreement of the Stockholder, the Company and Purchasers to so terminate and (D) the Expiration Date (or, if applicable, the Extended Expiration Date) (each as defined in the Company Purchase Agreement).

          Section 5.2.   Expenses.  Except as otherwise expressly provided in
                         --------
the Company Purchase Agreement or in the Stockholder Purchase Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses. Purchasers, on the one hand, and the Stockholder, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by it.

          Section 5.3.   Further Assurances.  Each party hereto will execute and
                         ------------------
deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          Section 5.4.   Publicity.  Purchasers and the Stockholder shall
                         ---------
consult with each other and the Company before issuing any press release or otherwise making any public statements with respect to this Agreement or the Company Purchase Agreement or the other transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law or applicable stock exchange rules. The Company shall be an express third party beneficiary of this Section 5.4.

          Section 5.5.   Enforcement of the Agreement.  The Stockholder and
                         ----------------------------
Purchasers each acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court sitting in New York County, New York, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 5.6.   Miscellaneous.
                         -------------

          (a) All representations and warranties contained herein will survive for eighteen (18) months after the termination hereof. The covenants and agreements made herein will survive the Closing Date in accordance with their respective terms.

          (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (c) This Agreement, the other Transaction Documents and the other agreements attached as Exhibits to the Company Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements among such parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

          (d) This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

          (e) With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement or the Stockholder Purchase Agreement, the Stockholder and Purchasers each hereby submit to the exclusive jurisdiction of any state or federal court sitting in New York County, New York and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding.

          (f) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

          (g) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to any of Purchasers to:

               Warburg, Pincus Equity Partners, L.P.
               466 Lexington Avenue
               New York, NY  10017
               Attention:  David E. Libowitz
               Telecopier:  (212) 878-9351

               With a copy to:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, New York  10019
               Attention:  Neil Novikoff, Esq.
               Telecopier:  (212) 728-8111

          If to the Stockholder to:

               Technical Services Partners, L.P.
               c/o Steinhardt Partners
               605 Third Avenue
               New York, New York  10158
               Attention: Shimon Topor
               Telecopier:

          With a copy to:

               Schulte Roth & Zabel LLP
               900 Third Avenue
               New York, NY  10022
               Attention: Stuart D. Freedman, Esq.
               Telecopier:  212-593-5955

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

          (h) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

          (i) This Agreement and each of the other Transaction Documents (as such term is defined in the Company Purchase Agreement) shall (i) be executed on the Closing Date and at such time shall be valid and binding obligations of each of the parties and signatories thereto and (ii) simultaneously be consummated at the Closing.

          (j) Neither this Agreement nor any of the rights or obligations of any party hereto may be assigned without the prior written consent of the other parties hereto, except that Purchasers may, without such consent, assign this Agreement and any of such rights and obligations to one or more of their affiliates unless such assignment causes any representation or warranty to be untrue or incorrect in any material respect or unless such assignment shall materially delay the Closing. Any such assignment shall not, however, act as a release of the assigning Person. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, and no other Person shall have any right, benefit or obligation hereunder.


          (k) If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

          (l) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.


           [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                              WARBURG, PINCUS EQUITY PARTNERS, L.P.

                              By: Warburg, Pincus & Co., its
                              general partner

                              By: /s/ David E. Libowitz
                                 ----------------------
                              Name:  David E. Libowitz
                              Title: Managing Director


                              WARBURG, PINCUS NETHERLANDS EQUITY
                              PARTNERS I, C.V.

                              By: Warburg, Pincus & Co., its
                              general partner

                              By: /s/ David E. Libowitz
                                 -----------------------
                              Name:  David E. Libowitz
                              Title: Managing Director


                              WARBURG, PINCUS NETHERLANDS EQUITY
                              PARTNERS II, C.V.

                              By:  Warburg, Pincus & Co., its
                              general partner

                              By: /s/ David E. Libowitz
                                 ----------------------
                              Name:  David E. Libowitz
                              Title: Managing Director


                              WARBURG, PINCUS NETHERLANDS EQUITY
                              PARTNERS III, C.V.

                              By: Warburg, Pincus & Co., its
                              general partner

                              By: /s/ David E. Libowitz
                                 ----------------------
                              Name:  David E. Libowitz
                              Title: Managing Director

                              TECHNICAL SERVICES PARTNERS, L.P.

                              By: Technical Service Holding, its
                              general partner

                              By: /s/ Edward Kirtman
                                 ------------------------------
                              Name:  Edward Kirtman
                              Title: Vice President

                                      S-2